UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 30, 2003

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1075 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 265-3229

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 99.1    Press Release dated April 30, 2003 by GSI Commerce, Inc.

Item 9. Regulation FD Disclosure

This information is being furnished pursuant to Item 12 (Results of Operations and Financial Condition). It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216. On April 30, 2003, GSI Commerce, Inc. issued a press release announcing its results for the fiscal quarter ended March 29, 2003 and certain other information. A copy of this press release is furnished as part of this report and incorporated herein by reference.

The press release included as Exhibit 99.1 contains the non-GAAP financial measure EBITDA. This measure is included because the Registrant believes that such information is useful to investors as it provides additional methods of evaluating the Registrant’s performance period to period without taking into account non-cash expenses, particularly stock-based compensation which contains material fluctuations both on a quarterly basis and on an annual basis and does not consistently reflect the Registrant’s results from its core business activities. However, EBITDA should be considered in addition to, and not as a substitute, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP measure included in our press release, EBITDA, has been reconciled to the nearest GAAP measure, net loss, as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ MICHAEL G. RUBIN
Michael G. Rubin Chairman, President and Chief Executive Officer

Dated: April 30, 2003